Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of Pacific Coast Oil Trust and Pacific Coast Energy Company LP of our report dated January 6, 2012 relating to the financial statement of Pacific Coast Oil Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 25, 2012